J.P. MORGAN INSTITUTIONAL FUNDS
                     (formerly The JPM Institutional Funds)

                    AMENDMENT NO. 10 TO DECLARATION OF TRUST
                              dated October 1, 1998


         Pursuant to Section 9.3 of the Declaration of Trust, dated as of November 4, 1992, as amended (the "Declaration of Trust"), of the J. P. Morgan Institutional Funds (the "Trust"), the Trustees of the Trust hereby change the method of calculating voting rights for all shareholder votes from one vote per share to one vote for each dollar of net asset value invested.

         Section 6.8 of the Declaration of Trust is replaced in its entirety with the following:

Section 6.8. Voting Powers The Shareholder shall have power to vote only (i) for removal of Trustees as provided in Section 2.2 hereof, (ii) with respect to any investment advisory or management contract as provided in Section 4.1 hereof,
(iii) with respect to termination of the Trust as provided in Section 9.2 hereof, (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3 hereof, (v) with respect to any merger, consolidation or sale of assets as provided in Sections 9.4 and 9.6 hereof, (vi) with respect to incorporation of the Trust or any series to the extent and as provided in Sections 9.5 and 9.6 hereof, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (viii) with respect to such additional matters relating to the Trust as may be required by the Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each share of a Fund shall be entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount), on matters on which shares of the Fund shall be entitled to vote. Shares shall be voted by individual series on any matter submitted to a vote of the Shareholders of the Trust except as provided in Section 6.9(g) hereof. There shall be no cumulative voting in the election of Trustees. Until shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders. At any meeting of Shareholders of the Trust or of any series of the Trust, a Shareholder Servicing Agent may vote any shares as to which such Shareholder Servicing Agent is the agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all shares otherwise represented at the meeting in person or by proxy as to which such Shareholder Servicing Agent is the agent of record. Any shares so voted by a Shareholder Servicing Agent will be deemed represented at the meeting for quorum purposes. The By-Laws may include further provisions for Shareholder votes and meetings and related matters.

         In addition, Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, the Trustees of the Trust hereby amend and restate the Ninth Amended and Restated Establishment and Designation of Series appended to the

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Declaration of Trust to change the name of J.P.  Morgan  Institutional  New
York Total Return Bond Fund to J.P. Morgan Institutional New York Tax Exempt Bond, effective November 2, 1998.

1.       The Funds shall be renamed and redesignated or designated as follows:

                  J.P. Morgan Institutional Federal Money Market Fund
                  J.P. Morgan Institutional Prime Money Market Fund
                  J.P. Morgan Institutional Tax Exempt Money Market Fund
                  J.P. Morgan Institutional Short Term Bond Fund
                  J.P. Morgan Institutional Bond Fund
                  J.P. Morgan Institutional Tax Exempt Bond Fund
                  J.P. Morgan Institutional U.S. Equity Fund
                  J.P. Morgan Institutional U.S. Small Company Fund
                  J.P. Morgan Institutional International Equity Fund
                  J.P. Morgan Institutional Diversified Fund
                  J.P. Morgan Institutional International Bond Fund
                  J.P. Morgan Institutional Emerging Markets Equity Fund
                  J.P. Morgan Institutional New York Tax Exempt Bond Fund
                  J.P. Morgan Institutional Asia Growth Fund
                  J.P. Morgan Institutional Japan Equity Fund
                  J.P. Morgan Institutional European Equity Fund
                  J.P. Morgan Institutional Disciplined Equity Fund
                  J.P. Morgan Institutional Global Strategic Income Fund
                  J.P. Morgan Institutional International Opportunities Fund
                 J.P. Morgan Institutional U.S. Small Company Opportunities Fund
                  J.P. Morgan Institutional Emerging Markets Debt Fund
                  J.P. Morgan Institutional Latin American Equity Fund
                  J.P. Morgan Institutional Treasury Money Market Fund
                  J.P. Morgan Institutional Service Treasury Money Market Fund J.P. Morgan Institutional Service Prime Money Market Fund
                  J.P. Morgan Institutional Service Federal Money Market Fund J.P. Morgan Institutional Service Tax Exempt Money Market Fund J.P. Morgan Institutional Bond Fund - Ultra

                  and shall have the following special and relative rights:
         2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

         3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and

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         expenses,  to change the  designation of any Fund,  previously,  now or hereafter created, or otherwise to change the special and relative rights of any Fund or any such other series of Shares.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective on October 1, 1998 and only when signed by a majority of the Trustees.


/s/Frederick S. Addy
-------------------------------
Frederick S. Addy

/s/William G. Burns
-------------------------------
William G. Burns

/s/Arthur C. Eschenlauer
-------------------------------
Arthur C. Eschenlauer

/s/Matthew Healey
-------------------------------
Matthew Healey

/s/Michael P. Mallardi
-------------------------------
Michael P. Mallardi